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                                                                   EXHIBIT 23(a)


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders and
Board of Directors
J. C. PENNEY COMPANY, INC.


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our reports refer to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, Employers' Accounting
                                                     ---------------------
for Postretirement Benefits Other Than Pensions, in 1991, and to the adoption
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of the Financial Accounting Standards Board's Statement of Financial Accounting
Standards No. 109, Accounting for Income Taxes, in 1993.
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                                        /s/ KPMG PEAT MARWICK
                                        -----------------------------
                                        KPMG PEAT MARWICK




Dallas, Texas
April 25, 1994